Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Immune Pharmaceuticals, Inc.

New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 17, 2017, relating to the consolidated financial statements of Immune Pharmaceuticals, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York
January 17, 2019